UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

(Amendment 2)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

First State Capital Investments, Incorporated

(Exact name of Company as specified in its charter)

Delaware

     45-4371783

(State or other jurisdiction of incorporation or organization)

(I.R.S. Employer Identification No.)

  1514 N. 35th Street, Seattle, WA

   98103

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code (206) 356-8639

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer

Accelerated Filer

Non-accelerated filer  (Do not check if a smaller reporting company)

Smaller reporting company X

Copies to:

M&K CPAS, PLLC

13831 Northwest Frwy, Suite 575

Houston, TX 77040

(832) 242-9950

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to register our Common Stock, par value $0.001 per share (the "Common Stock"), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  This registration statement becomes effective automatically 60 days from the date of the original filing pursuant to Section 12(g)(1) of the Exchange Act.  Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.  Unless otherwise noted, references in this registration statement to "First State Capital Investments, Incorporated," the "Company," “the Corporation,” "we," "our", “the Registrant,” or "us" means First State Capital Investments, Incorporated.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts.  These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "might", "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control.  For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under "Risk Factors."  Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance and actual results could differ from those contemplated by these forward looking statements.  The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

i

TABLE OF CONTENTS

ii

Item 1.

 Business.

(a)

General development of business.

First State Capital Investments, Incorporated was incorporated on January 30, 2012 under the laws of the State of Delaware.  The Company was formed to pursue a business combination with a target business opportunity yet to be identified and finalized, to provide a method for a domestic or foreign private company to become a reporting company whose securities may qualify for trading in the United States secondary market or to engage in any lawful corporate undertaking.  As of this date the Company has not identified a possible business combination, reached terms with a possible business combination and has not issued nor entered into a letter of intent with or concerning any target business opportunity and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity.  We have been in the developmental stage since inception and have no other operations to date other than issuing shares to our two incorporators, our original shareholders, and filing this registration statement.

The Company has no subsidiaries or predecessor(s); the Company has not been involved in any bankruptcy, receivership or similar proceeding.  The Company has not undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.  There have been no material changes in the mode of the Company conducting its business.

(b)

Financial information about segments.

The Company's fiscal year ends December 31.  For the most recently audited period, January 30, 2012 (inception) and ending February 29, 2012, the Company had:

(a) Generated no revenues or earnings from operations,

(b) Possessed no significant assets or financial resources, and

(c) Had only $200.00 cash on hand.

The Company does not meet the test of "going concern" and the Company's independent auditor has expressed substantial doubt about the Company's ability to continue as a going concern by stating in Note 4 to the financial statements, "First State Capital Investments, Incorporated does not meet the test of ‘going concern’."  This substantial doubt is due to our lack of committed funding and lack of revenue.

Narrative description of business.

First State Capital Investments, Incorporated is a "blank check" company within the meaning of Section 3(a)(51) of the Exchange Act of 1934, as amended, (the "Exchange Act").  The U.S. Securities and Exchange Commission ("SEC") defines such a company as "a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies, other equity, or person."  The Company also qualifies as a "shell company", further to SEC Rule 12b-2 of the Securities Act of 1933, as amended (the "Securities Act"), because it has no or nominal operations and no or nominal assets and its assets consist solely of cash and cash equivalents.

The Company was organized to provide a method for a foreign or domestic private company to become a reporting ("public") company whose securities may qualify for trading in the United States secondary market such as the New York Stock Exchange (NYSE), NASDAQ, NYSE Amex Equities or the OTC Markets, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  The Company's principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

There are certain perceived benefits to being a reporting company.  These are commonly thought to include the following:

1) Increased visibility in the financial community;

2) Compliance with a requirement for admission to quotation on the OTC Bulletin Board;

3) The facilitation of borrowing from financial institutions;

4) Increased valuation;

5) Greater ease in raising capital;

6) Compensation of key employees through stock options for which there may be a market valuation;

7) Enhanced corporate image.

There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

1) The requirement for audited financial statements;

2) Required publication of corporate information;

3) Required filings of periodic and episodic reports with the Securities and Exchange Commission;

4) Increased rules and regulations governing management, corporate activities and shareholder relations.

Comparison with Direct Public Offering

Certain private companies may find the use of a business combination with a public reporting company prior to filing its initial public offering attractive for several reasons including:

1) Easier to obtain an underwriter;

2) Establishment of a public record and public filings for use with the FINRA application process;

3) Possible delays in the public offering process;

4) Greater visibility to the financial community.

Certain private companies may find a business combination less attractive than an initial public offering of their securities.  Reasons for this may include the following:

1) No investment capital raised through a business combination;

2) No underwriter support of trading;

3) Increased expenses for meeting reporting requirements.

Potential Target Companies

Business entities, if any, which may be interested in a combination with the Company may include the following:

1) A company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

2) A company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

3) A company which wishes to become public with less dilution of its securities than would occur upon an underwriting;

4) A company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

5) A foreign company which may wish an initial entry into the United States securities market;

6) A special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;

7) A company seeking one or more of the other perceived benefits of becoming a public company.

Strategies for Identifying and Completing a Business Combination

The Company is in a highly competitive market for a small number of business opportunities that could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.  The Company may not be able to successfully compete against entities with greater financial, technical and managerial expertise.  Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying a possible business opportunity and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

The Company may seek to locate a target company through the utilization of consultants or other professionals in the business and financial communities by seeking their referrals of potential target companies, through solicitation or through other, yet to be identified methods.  If the Company decides to locate a target company through solicitation, such a solicitation program might include, but would not be limited to newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods.  The Company has no advertising program to support such a solicitation and its present advertising costs are zero.  If the Company decides to locate a target company through a solicitation program, the Company might develop an advertising program and might incur advertising costs.  The advertising costs, if incurred, of locating a target company through solicitation would be paid with money in our treasury and additional amounts, if and as necessary, may be loaned to or invested in the Company by our stockholders, management or other investors.  The Company has had no discussions with stockholders, management or other investors regarding funding.  If necessary, the Company will consider these and other yet to be identified options for paying these expenses.  No assurances can be given that the Company may seek to locate a target company through the utilization of consultants or other professionals in the business and financial communities and seeking their referrals of potential target companies; or through solicitation or through other, yet to be identified methods or that the Company would develop and implement an advertising program to support a solicitation, if the Company decided to locate a target company through solicitation, or that the Company would incur any advertising costs as a result of any possible solicitation program or that such a solicitation program would lead to the location of a target company.

The identification and analysis of a potential new business opportunity suitable for completing a business combination will be undertaken by or under the supervision of the officers and directors of the Company.  Our officers and directors are actively seeking identification of a new business opportunity through their personal and professional business contacts, in their roles as marketing and business development consultants, in dialogues with entrepreneurs and management of other businesses seeking to expand their operations and in discussions with investors and related professionals, such as accountants and attorneys, in hopes of working together.  Our officers and directors believe that these groups may provide a networking platform from which to identify a potential business combination.

The Company has unrestricted flexibility in seeking, analyzing and participating in a potential business opportunity in that it may seek out a target company in any type of business, industry or geographical location.  In its efforts to analyze potential targets, the Company will consider the following kinds of factors:

1) Potential for growth, indicated by new technology, anticipated market expansion or new products.

2) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole.

3) Strength and diversity of management, either in place or scheduled for recruitment.

4) Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources.

5) The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials.

6) The extent to which the business opportunity can be advanced.

7) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

8) Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  In evaluating a prospective business combination, we will conduct as extensive a due diligence review of the potential target opportunity as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities.  We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information that is made available to us.  This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or other such professionals.  The costs associated with hiring third parties as required to aid us with due diligence and complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.  Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination.  Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable.  We will be particularly dependent in making decisions upon information provided by the owners, sponsors or others associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty.  The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company, whether current shareholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction are all factors that determine the costs associated with completing a business combination transaction.  It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments may require substantial management time and attention and unknown costs for accountants, attorneys and others.  The time and costs required to complete a business combination can be estimated once a business combination target has been identified.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation may not be recoverable.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.  Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company.  It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.  As a result we may not be able to complete a business combination.

The Company has not entered into any definitive agreement with any party nor have there been any specific discussions with any potential business combination candidates regarding a business opportunity for the Company.  No assurances can be given that the Company will be able to successfully identify, evaluate or enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Form of Potential Business Combination

The manner in which the Company participates in a business opportunity will depend upon the nature of the business opportunity, the respective needs and desires of the Company and the relative negotiating strength of the Company.  It is likely that the Company will acquire its participation in a business opportunity through the issuance of its Common Stock or other securities of the Company, which could result in substantial dilution to the equity of stockholders of the Company immediately prior to the consummation of a business combination.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares.  Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.  This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The Company intends to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction.  In the case of an acquisition, the transaction may be accomplished upon the sole determination of the Company’s Board of Directors without any vote or approval by stockholders.  In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, the Company’s management will seek to structure any such transaction so as not to require stockholder approval.

In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required.  The Company will file a current report on Form 8-K, as required, within four business days of a business combination that results in the Company ceasing to be a shell company.  This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization or business combination transaction.  As part of such a transaction, all or a majority of the Company's directors may resign and new directors may be appointed without any vote by stockholders.

Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully combined with a business opportunity.  The company is voluntarily filing this Registration Statement with the Securities and Exchange Commission and is under no obligation to do further pursuant to the Securities and Exchange Act of 1934.  The company believes that being a reporting company under the Exchange Act of 1934, as amended, could provide a prospective acquisition or merger candidate with additional information concerning the Company that might make the Company more attractive to a business opportunity as a potential business combination.  When the Registration Statement becomes effective, the Company will comply with the periodic reporting requirements of the Exchange Act for so long as the Company is subject to those requirements.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Our common stock is subject to the "penny stock" regulations, which are likely to make it more difficult to sell.  The term "penny stock" generally refers to low-priced (below $5), speculative securities of very small companies and is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act of 1933, as amended) (v) that is registered on a national securities exchange (vi) that is authorized for quotation on the NASDAQ Stock Market, unless other provisions of the defining rule are not satisfied, or (vii) that is issued by an issuer with (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years or (b) average revenue of at least $6,000,000 for the last three years.  While penny stocks generally are quoted over-the-counter, such as on the OTC Bulletin Board or in the Pink Sheets, they may also trade on securities exchanges, including foreign securities exchanges.  In addition, penny stocks include the securities of certain private companies with no active trading market.

Before a broker-dealer can sell a penny stock, SEC rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction.  The firm must furnish the customer a document describing the risks of investing in penny stocks. Prior to a transaction in a penny stock, a broker-dealer is required to:

1) Deliver to a prospective customer a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

2) Provide the prospective customer with a current market quotation, if any, for the penny stock;

3) Explain to the prospective customer the compensation the firm, its broker-dealer and its salesperson will receive for the trade; and,

4) Provide the customers with monthly account statements showing the market value of each penny stock held in the customer's account.

These rules and requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules, such as ours, restricting the pool of potential investors for our stock and making it more difficult for investors to sell their shares once acquired.  In addition, the 'pink sheet' market is vulnerable to abuse, fraud and questionable sales practices, as seen in its history, and fraught with brokers who use high-pressure sales techniques and cold calling.  Some brokers in penny stocks have offered claims of 'once in a lifetime investment opportunity' or claims of a company with an impressive track record or a record of favorable past performance.  Some brokers have utilized fraudulent or manipulative sales practices such as making false guarantees of profits or claiming to have 'insider information' or employed 'pump and dump' schemes, also known as 'hype and dump manipulation,' involving promoting the company's stock (typically microcap companies) through false and misleading statements to the marketplace.  After pumping the stock, these brokers/fraudsters make huge profits by selling their cheap stock into the market.  Additionally, because it may be difficult to find quotations for certain penny stocks, these stocks may be impossible to accurately price.  Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.  Since our common stock is subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares or may lose their whole investment.

The Company will not retain an equity interest (common stock) in any private company with which we engage in a business combination. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

We have no employees, either full-time or part-time employees.  Our officers and directors volunteer their time to the Company.  Our officers and directors do not meet Black’s Law Dictionary definition of employee because they are not in the service of the Company under any contract for hire, expressed or implied, oral or written.  Further, the Company does not have the power or right to control and direct our officers or directors in the material details of how work is to be performed and our officers and directors do not receive any compensation from the Company.  Our officers and directors are engaged in outside business activities and we anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified.  The specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty.  In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as officers and directors of the Company and believe that it will be able to devote the time required to consummate a business combination transaction as necessary.  We expect no significant changes in the number of our employees other than such changes, if any, as are incident to a business combination.

The Company will not retain an equity interest (common stock) in any private company with which we engage in a business combination.  Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

Reports to Security Holders

The Company will comply with all required disclosures needing to be distributed to security holders including the delivery of an annual report, when required.

As a registered corporation, the Company will comply with the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and file reports required by the Exchange Act for so long as the Company is subject to those requirements.  These reports include the quarterly and annual reports filed on Forms 10-Q and 10-K, respectively, and current report on Form 8-K.

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room, Room 1580, at 100 F Street N.E., Washington, D. C. 20549.  The public my obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at sec.gov.

Item 1A.

Risk Factors.

As a smaller reporting company defined by Item 10 of Regulation S-K, the Company is not required to provide the information required by this item.

Item 2.

Financial Information.

Management Discussion and Analysis of Financial Condition and Results of Operations.

The quantifiable financial information required by this item is contained under the section Item 13 Financial Statements and Supplementary Data.  As the Company has been in existence less than one year with no operations, comparable financial information is not provided.

The Company, a developmental stage company, was organized as a vehicle to investigate and, if such investigation warrants, combine with a target business opportunity, yet to be identified, seeking the perceived advantages of being a publicly held corporation.  At this time, the Company has no detailed plan on how it intends to find a business acquisition target.  As such, there is no guarantee that we will achieve immediate short-term earnings or long-term growth from any business combination that we enter into.  The Company will not restrict its potential candidate target companies to any specific business, industry, or geographical location and, thus, may acquire any type of business.

Since inception (January 30, 2012), the Company has not conducted any operations except for its efforts to locate suitable acquisition candidates. The Company has generated no revenue since inception.  It is unlikely the Company will have any revenue unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance.

Our officers and directors have not had any contact or discussions with any representative of any other entity regarding a business combination with the Company.  Any target business that is selected may be a financially unstable company or an entity in its early stage of development or growth or an entity without an established record of sales or earnings.  In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent of a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

The Company anticipates that the selection of a business combination will be complex and extremely risky.  While the Company is in a competitive market with a small number of business opportunities, through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, and publications, such as the Reverse Merger Report, our management believes that there are opportunities for a business combination with firms seeking the perceived benefits of becoming a publicly traded corporation.  Such perceived benefits of becoming a publicly traded corporation include, among others, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.  Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company is not currently engaged in any business activity that provides revenue or cash flow.  The Company has no operations, no revenues and no operating expenses raising substantial doubt about our ability to continue as a going concern.  During the next 12 months the Company anticipates incurring an estimated $5,000 for accounting related expenses, costs of filing Exchange Act reports and costs related to consummating a business combination.  The Company's present 'burn rate' is approximately $5,000 annually for anticipated accounting related expenses, filing of Exchange Act reports and costs related to a business combination; therefore, the Company will be out of money next quarter without additional funding.  The Company does not currently engage in any business activities that provide funds or cash flow.  As of February 29, 2012, the cash balance in the Company's treasury (bank account) was $200 USD.  The Company plans to pay the anticipated costs related to accounting, investigating and analyzing business combinations and filing of Exchange Act reports during the next 12 months with money in our treasury and additional amounts, if necessary, as may be loaned to or invested in the Company by our stockholders, management or other investors.  The Company presently has no need to and has no plans to seek additional funds; the Company has had no discussions with stockholders, management or other investors regarding funding and no funding commitment for future expenses has been obtained.  If in the future the Company needs funds to pay expenses, the Company will consider these and other yet to be identified options for raising funds and/or paying expenses.  If we are not able to obtain additional funding, the amount of cash in our treasury will run out in or about June 2012.  In the event that the money in our treasury ran out and we failed to obtain additional funding, we might have to cease operations.

The Company is currently devoting its efforts to locating merger candidates. The Company’s ability to continue as a going concern is dependent on our ability to develop additional sources of capital, locate and complete a merger with another company, and, ultimately, achieve profitable operations.  Presently, we have no arrangement, agreement, or understanding with respect to engaging in a merger with, joint venture with, or acquisition of a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.

The Company may consider a business that has recently commenced operations, is a developing company in need of additional funds or expansion into new product or markets, is seeking to develop a new product or service, or is an established business that may be experiencing financial or operating difficulties and is in need of additional capital.  In the alternative, a business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital, but that desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control that may occur in a public offering.

Liquidity and Capital Resources.

As of February 29, 2012, the Company had a total of $200.00 in assets and no liabilities.  Since inception (January 30, 2012) the Company has only received $200 in capital from its two (2) stockholders/incorporators and has received no other funding or capital resources.  The Company is dependent upon the receipt of capital investment or other financing to fund its ongoing operations and to execute its business plan of seeking a combination with a private operating company.  To date, we have had no discussions with our stockholders, incorporators or other investors regarding funding and we have no funding commitment or written agreement for future expenses has been obtained.  The Company can provide no assurance that it can continue to satisfy its cash requirements for at least the next twelve months.  If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations and may have to cease operations.

Off-Balance Sheet Arrangements.

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Tabular Disclosure of Contractual Obligations

The Company has no contractual obligations and has no agreement that may involve a contractual obligation.

Item 3.

Properties.

The Company has no properties and at this time and has no agreements to acquire any properties.  The Company uses the offices of management at no cost to the Company.  The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Item 4.

Security Ownership of Certain Beneficial Owners and Management.

(a)

(b) Security ownership of certain beneficial owners and management

The following table sets forth, as of February 29, 2012, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.

First State Capital Investments, Incorporated

Security Ownership of Certain Beneficial Owners and Management

February 29, 2012

(1) Title of Class	(2)Name and Address of Beneficial Owner	(3) Amount and Nature of Beneficial Ownership	(4) Percent of Class

Common Stock	Media Services, Inc., [1] 1514 N 35th Street, Seattle, WA 98103	100,000 shares	50%
Common Stock	Enterprise Creations, LLC [2] 136 E. 8th Street, #298, Port Angeles, WA 98362	100,000 shares	50%

1 Media Services, Incorporated is a State of Washington corporation, incorporator and a shareholder (holding 50% of the issued and outstanding shares of Common Stock) of the Company.  Ms. Sallye Soltner, Director, Chief Executive Officer, President and Treasurer of the Company is the sole shareholder, Director, President, Treasurer and Secretary of Media Services, Incorporated.  As the sole shareholder of Media Services, Incorporated, Ms. Soltner has voting and dispositive rights to the Common Shares of the Company held by Media Services, Incorporated.

2 Enterprise Creations, LLC, is a Utah Limited Liability Company, incorporator and a shareholder (holding 50% of the issued and outstanding shares of Common Stock) of the Company.  Mr. William D. Kyle, Director, Chief Financial Officer and Secretary of the Company is the sole Managing Member of Enterprise Creations, LLC.  Mr. William D. Kyle, as the sole Managing Member of Enterprise Creations, LLC, has voting and dispositive power and rights with regard to the Common Shares of the Company held by Enterprise Creations, LLC.

(c) Changes in control

There are no arrangements known to the registrant, including any pledge by any person of securities of the registrant or any of its parents which may at a subsequent date result in a change in control of the registrant.

Item 5.

Directors and Executive Officers.

(a) (b) Our directors and officers and additional information concerning them is as follows:

First State Capital Investments, Incorporated

Directors, Executive Officers, Promoters and Control Persons

February 29, 2012

Name	Age	Position
Sallye W. Soltner	57	Director, Chief Executive Officer, President, Treasurer
William D. Kyle	66	Director, Chief Financial Officer, Secretary

Ms. Soltner and Mr. Kyle were elected to their Directorship positions for the calendar years 2012 and 2013 at a meeting of the shareholders held on February 10, 2012.  The terms of office of the Company’s Directors expires at the Company’s annual meeting of stockholders or until successor(s) is/are duly elected and qualified.

(c) Identification of certain significant employees. None.  The company has no employees.

(d) Family Relationships. None.

(e) Business Experience

Ms. Sallye W. Soltner, Director, Chief Executive Officer, President and Treasurer

Ms. Sallye W. Soltner possesses over 32 years of experience in marketing and advertising with a focus upon small businesses to help them develop strategies to successfully grow their business.   Since 1966, Ms. Soltner has managed her own marketing company, Media Services, Inc., a company she founded and one of the two incorporators of the Company.

Dates	Company	Position	Remarks / Comments
1996 - Present	Media Services, Inc.	Director, President	Marketing and Advertising Agency

Mr. William D. Kyle, Director, Chief Financial Officer and Secretary

Mr. William D. Kyle possesses over thirty years experience in business development, marketing and sales.  Mr. Kyle's most recent experiences include:

Dates	Company	Position	Remarks / Comments
07/07 - Present	BANDE Holdings, LLC	Managing Member	Business Development Consulting
08/08 - Present	Assured Equities, LLC	Managing Member	Business Development Consulting
04/09 - Present	Enterprise Creations, LLC	Managing Member	Business Development Consulting

Directorships (in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, 15 U.S.C. 80a–1, et seq., as amended, naming such company.)

Ms. Soltner:

Company	SEC File No.	Pending Business Combinations	Trading Market	Remarks / Comments
Sunshine State Capital Investments, Inc.		None	None

Ms. Soltner is Director, CEO, President and Treasurer of Sunshine State Capital Investments, Inc.  Sunshine State Capital Investments, Inc. has recently filed a Form 10, GENERAL FORM FOR REGISTRATION OF SECURITIES Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934: this filing is under review by the SEC.

Mr. William D. Kyle:

Company	SEC File No.	Pending Business Combinations	Trading Market	Remarks / Comments
Enterprise IV Corp.	000-53365	Unknown	None	Mr. Kyle resigned as President, Treasurer and Director of Enterprise IV Corp. on March 24, 2009
Enterprise V Corp.	000-53322	Unknown	None	Mr. Kyle resigned as President, Treasurer and Director of Enterprise V Corp. on October 14, 2008
Enterprise VI Corp.	000-53351	Unknown	None	Mr. Kyle resigned as President, Treasurer and Director of Enterprise VI Corp. on October 15, 2008
Assured Equities IV Corp.	000-53734	Unknown	None	Mr. Kyle resigned as President, Treasurer and Director of Assured Equities IV Corp. on June 25, 2010
Assured Equities V Corp. (name changed to Ultimate Indoor Football League)	000-53787	Unknown	None	Mr. Kyle resigned as President, Treasurer and Director of Assured Equities V Corp/UIFL. on January 2, 2012.
Sunshine State Capital Investments, Inc.		None	None

Mr. Kyle is Director, CFO and Secretary of Sunshine Capital Investments, Inc.  Sunshine State Capital Investments, Inc. has recently filed a Form 10, GENERAL FORM FOR REGISTRATION OF SECURITIES Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934: this filing is under review by the SEC.

 (f) Involvement in Certain Legal Proceedings.  During the past ten (10) years, there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees, violation of any Federal or State securities or commodities law, no violation of any mail or wire fraud law material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company.

(g) Promoters and control persons:  None.

Item 6.

Executive Compensation.

The Company's officers and directors have not received any cash compensation or other forms of remuneration since inception.  The Company’s officers and directors will not receive any compensation or remuneration upon completion of the offering nor until the consummation of a business combination, acquisition or merger acquisition of a business opportunity.  No compensation or remuneration of any nature has been paid to any officer or director on account of services rendered by such in those capacitates.  The Company's officers and directors intend to devote no more than a few hours a week on a volunteer basis to the affairs of the Company.

It is possible that after the Company successfully consummates a business combination, acquisition or merger with an unaffiliated entity that entity may desire to employ or retain one or more members of our management or our directors for the purposes of providing services to the surviving entity.  However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management or directors will not be a consideration in our decision whether to undertake any proposed transaction.

The Company has not adopted any retirement, pension, profit sharing, stock option, stock warrant or insurance program or other similar programs for the benefit of its employees, officers or directors.

There are no understandings or agreements regarding compensation our management, officers or directors will receive after a business combination that is required to be included in this table or otherwise.

First State Capital Investments, Incorporated

Executive Compensation

February 29, 2012

Name	Position / Title	Compensation
Sallye W. Soltner	Director, Chief Executive Officer, President, Treasurer	$0
William D. Kyle	Director, Chief Financial Officer, Secretary	$0

Item 7.

Certain Relationships and Related Transactions, and Director Independence.

The Company utilizes the office space and equipment of its management at no cost.  Management estimates such amounts to be zero.

The Company has not issued any promissory notes or other evidence of indebtedness.

There have been no transactions since the beginning of the Company's fiscal year (date of inception, January 30, 2012), or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent (1%) of the average of the company's total assets since inception and in which any related person had or will have a direct or indirect material interest.

On February 27, 2012, the Company issued 100,000 shares of its Common Stock, par value $0.001, to Media Services, Incorporated, incorporator, in exchange for $100 US Dollars.

On February 27, 2012, the Company issued 100,000 shares of its Common Stock, par value $0.001, to Enterprise Creations, LLC, incorporator, in exchange for $100 US Dollars.

Media Services, Incorporated is the owner of fifty percent (50%), or 100,000 shares, of the 200,000 shares of Common Stock issued and outstanding by the Company; Enterprise Creations, LLC is the owner of fifty percent (50%), or 100,000 shares, of the 200,000 shares of Common Stock issued and outstanding by the Company.

Media Services, Incorporated, incorporator, is a for profit corporation legally formed and in active status under the laws of the State of Washington.  The directors and officers of Media Services, Incorporated are competent to contract and hereby form, on behalf of the company, a corporation for profit under Chapter 607 and/or Chapter 621, of the Delaware Statutes (Profit).

Enterprise Creations, LLC, incorporator, is a limited liability company ("company") legally formed, and in active status, under the laws of the State of Utah, the Managing Member of which is competent to contract and hereby form, on behalf of the company, a corporation for profit under Chapter 607 and/or Chapter 621, of the Delaware Statutes (Profit).

The sole Director, Officer and shareholder of Media Services, Incorporated is Ms. Sallye W. Soltner, Director, Chief Executive Officer, President and Treasurer of the Registrant.  As the sole Director, Officer and shareholder of Media Services, Incorporated, Ms. Soltner has voting and dispositive power and rights with regard to the shares of the Registrant held by Media Services, Incorporated.

The sole Managing Member and owner of Enterprise Creations, LLC is Mr. William D. Kyle, Director, Chief Financial Officer and Treasurer of the Registrant.  As the sole Managing Member of Enterprise Creations, LLC, Mr. Kyle has voting and dispositive power with regard to the shares of the Registrant held by Enterprise Creations, LLC.

The Company has not had a promoter at anytime.

The Company has no parent company.

The Company has not:

1. Established its own definition for determining whether its directors and nominees for directors are "independent" nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be "independent" under any applicable definition given that they are officers of the Company; nor,

2. Established any committees of the Board of Directors.

Our officers and directors are currently involved with one other “blank check” company, Sunshine State Capital Investments, Inc., where they hold identical positions.  Conflicts in the pursuit of business combinations with Sunshine State Capital Investments, Inc. with which they are affiliated may arise.  If Sunshine State Capital Investments, Inc. and the Company desire to take advantage of the same opportunity, then our Officers and Directors may abstain from voting upon the opportunity although there is no legally binding requirement or obligation to do so.  If necessary, due to the abstention of our officers and directors, the Company may call a meeting of our shareholders whereby our shareholders would vote upon the opportunity. The necessity to obtain such stockholder approval may result in a delay and additional expense in the consummation of any proposed transaction.  If our officers and directors believed that a potential, unresolved conflict of interest continued to exist, then our officers and directors will vote on whether or not to forgo the business combination.  If such a vote ended in a tie, the Chief Executive Officer of the Company, in his/her own discretion, will decide whether or not the Company will take advantage of the opportunity.

Given the nature of the Company's business, its limited shareholder base and the current composition of management, the Board of Directors does not believe that the Company requires any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:

1. Its own Board of Directors,

2. Establish its own definition of 'independent" as related to directors and nominees for directors,

3. Establish committees that will be suitable for its operations after the Company consummates a business combination.

Item 8.

Legal Proceedings

Presently, there are no pending legal proceedings to which the Company is a party or to which any of its property is subject, and the Company does not know nor is aware of any legal proceedings threatened or contemplated against it.

Item 9.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information: The Company's Common Stock is not trading on any exchange.  The Company is not aware of any market activity in its stock since its inception (January 30, 2012) through the date of this filing.

(b) Holders: As of February 29, 2012, there were two (2) holders of record of 200,000 shares of the Company's Common Stock, par value $0.001, that are issued and outstanding.  The two holders of record of the Company’s Common Stock, par value $0.001, are the incorporators, Media Services, Incorporated, holding 100,000 shares of the Company’s Common Stock, par value $0.001, and Enterprise Creations, LLC, holding 100,000 shares of the Company’s Common Stock, par value $0.001.

As the sole Director, Officer and shareholder of Media Services, Incorporated, Ms. Soltner (Director, Chief Executive Officer, President and Treasurer of the Registrant) has voting and dispositive power and rights with regard to the shares of the Registrant held by Media Services, Incorporated.

As the sole Managing Member of Enterprise Creations, LLC, Mr. Kyle (Director, Chief Financial Officer and Secretary of the Registrant) has voting and dispositive power with regard to the shares of the Registrant held by Enterprise Creations, LLC.

(c) Dividends: The Company has not paid any cash or other type of dividend to date and does not anticipate or contemplate paying dividends in the foreseeable future.  It is the present intention of management to utilize all available funds for the development of the Company's business.

(d) Securities authorized for issuance under equity compensation plans.  The Company has not authorized any securities for issuance under any equity compensation plan.  The Company has no equity compensation plan or individual compensation arrangement.  It is the present intention of management to not create an equity compensation plan or individual compensation arrangement.

(e) Performance graph.  The Company is a smaller reporting company and not required to provide the information required by this paragraph (e).

Item 10.

Recent Sales of Unregistered Securities.

On February 27, 2012, the Company issued 100,000 shares of its Common Stock, par value $0.001, to Media Services, Incorporated, incorporator, in exchange for $100 US Dollars.  No underwriter participated in the sale of these securities.  The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On February 27, 2012, the Company issued 100,000 shares of its Common Stock, par value $0.001, to Enterprise Creations, LLC, incorporator, in exchange for $100 US Dollars.  No underwriter participated in the sale of these securities.  The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act.

No securities have been issued for services rendered.  Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.  No services were performed by a purchaser as consideration for the shares issued.

All purchasers represented in writing that they acquired the securities for their own accounts.  A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act of 1933, as Amended, and cannot be sold or otherwise transferred without an effective registration or an exemption there from, and may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission's Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

Item 11.

Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The aggregate number of shares that the Corporation is authorize to issue is 150,000,000 shares consisting of 100,000,000 shares of the par value of $0.001 per share, designated as Common Stock and 50,000,000 shares of the par value of $0.001 per share, designated as Preferred Stock.

The Company is registering 100,000,000 shares, par value $0.001, of Common Stock.

The Company is not registering 50,000,000 shares, par value $0.001, of Preferred Stock.

Common Stock

The maximum number of Common Shares that the Corporation is authorized to have outstanding at any time is one hundred million (100,000,000) shares of Common Stock, each share having the par value of one one-thousandth of a Dollar ($0.001).

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. All holders of shares of Common Stock are identical with each other in every respect and the holders of common shares are entitled to have unlimited voting rights on all shares and be entitled to one vote for each share of common on all matters on which stockholders have the right to vote. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all net assets of the Company remaining after payment of all of the Company’s liabilities and after payment having been made to the holders of Preferred Stock of the full amount to which they shall be entitled under the Company’s Articles of Incorporation, a copy of which, along with the Company's By-laws, have been filed as exhibits to this Form 10-12(g). The stockholders do not have cumulative or preemptive rights.

(b) Debt Securities: None

(c) Other Securities to Be Registered: None

Item 12.

Indemnification of Directors and Officers.

The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Laws; provided, however, the Company can modify the extent of indemnification by individual contracts with its directors and officers; provided further that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the Board of Directors of the Company; (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation law; or (iv) such indemnification is required to be made under the Bylaws.

Item 13.

Financial Statements and Supplementary Data.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

First State Capital Investments, Incorporated

(A Development Stage Company)

We have audited the accompanying balance sheet of First State Capital Investments, Incorporated (A Development Stage Company) as of February 29, 2012, and the related statements of operations, stockholders' equity and cash flows from January 30, 2012 (inception) through February 29, 2012.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration on internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of First State Capital Investments, Incorporated (A Development Stage Company) as of February 29, 2012 and the results of its operations and its cash flows from January 30, 2012 (inception) through February 29, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has generated no income as of February 29, 2012, which raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 6, 2012

FIRST STATE CAPITAL INVESTMENTS, INCORPORATED

(A Development Stage Company)

BALANCE SHEET

AS OF FEBRUARY 29, 2012

ASSETS

Current Assets
Cash	$ 200
Total Current Assets	$ 200
TOTAL ASSETS	$ 200

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Current Liabilities	$ -
Long Term Liabilities	$ -
TOTAL LIABILITIES	$ -

STOCKHOLDERS’ EQUITY

STOCKHOLDERS’ EQUITY
Preferred Stock: $0.001 par value; 50,000,000 shares authorized, -0- shares issued and outstanding	$ -

Common Stock: $0.001 par value, 100,000,000 shares authorized, 200,000 shares issued/outstanding	$ 200

TOTAL STOCKHOLDERS’ EQUITY	$ 200

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 200

See the accompanying summary of accounting policies and notes to the financial statements.

F-1

FIRST STATE CAPITAL INVESTMENTS, INCORPORATED

(A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD

FROM JANUARY 30, 2012 (INCEPTION) THROUGH FEBRUARY 29, 2012

REVENUES
Revenue	$ -
TOTAL REVENUES	$ -

EXPENSES
Expenses	$ -
TOTAL EXPENSES	$ -

NET PROFIT OR (LOSS)	$ -

NET PROFIT OR (LOSS) PER COMMON SHARE	$ -
NET PROFIT OR (LOSS) PER SHARE
$ -
PER SHARE INFORMATION
Earnings Per Share of Common Stock	$ -
Weighted Average Number of Shares of Common Stock Outstanding	200,000

See the accompanying summary of accounting policies and notes to the financial statements.

F-2

FIRST STATE CAPITAL INVESTMENTS, INCORPORATED

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD

JANUARY 30, 2012 (INCEPTION) THROUGH FEBRUARY 29, 2012

	Preferred Stock		Common Stock		Additional Paid-in Capital	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
January 30, 2012 (Inception)	-	$ -	-	$ -	$ -	$ -

Issuance of Stock To Incorporators	-	$ -	200,000	$ 200	$ -	$ 200

Net Profit (Loss) for The Period	-	$ -	-	$ -	$ -	$ -

Balances – February 29, 2012	-	$ -	200,000	$ 200	$ -	$ 200

See the accompanying summary of accounting policies and notes to the financial statements.

F-3

FIRST STATE CAPITAL INVESTMENTS, INCORPORATED

(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR THE PERIOD

FROM JANUARY 30, 2012 (INCEPTION) THROUGH FEBRUARY 29, 2012

CASH FLOW FROM OPERATING ACTIVITIES
Profit or (Loss)	$ -
NET CASH FLOW FROM OPERATING ACTIVITIES	$ -

CASH FLOW FROM FINANCING ACTIVITIES
Cash Proceeds From Issuance of Common Stock to Incorporators	$ 200
NET CASH PROVIDED BY FINANCING ACTIVITIES	$ 200

NET INCREASE (DECREASE) IN CASH	$ 200

CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD	$ -

CASH AND CASH EQUIVALENTS END OF PERIOD	$ 200

Supplemental Information
Interest Paid	$ -
Taxes Paid	$ -

See the accompanying summary of accounting policies and notes to the financial statements.

F-4

First State Capital Investments, Incorporated

(A Development Stage Company)

Notes to Financial Statements

February 29, 2102

Note 1- Description of Business

First State Capital Investments, Incorporated (the "Company"), a Delaware "blank check" Company, was incorporated on January 30, 2012.  The Company is actively seeking a merger candidate and currently has no operations.

Note 2 - Preparation and Basis of Financial Statements

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates

.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

The Company's fiscal year-end is December 31.

Note 3 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid investments with original maturities from date of purchase of three months or less to be cash equivalents.  Cash and equivalents consist of cash on deposit with domestic banks and, at times, may exceed federally insured limits. As of February 29, 2102, there was $200 in the Company's checking account and no cash equivalents.

Income Taxes

The Company has adopted the provisions of ASC 740, "Accounting for Income Taxes" which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Net Income (Loss) Per Share

Basic net income (loss) per common share amounts is computed using the weighted average number of common shares outstanding during the year.  Diluted per common share amounts are computed using the weighted average number of common shares outstanding during the year and dilutive potential common shares.  Dilutive potential common shares consist of stock options, stock warrants and redeemable convertible stock and are calculated using the treasury stock method.  As of February 29, 2012 there were no dilutive convertible common shares outstanding.

Development Stage - First State Capital Investments, Incorporated

As a result of the Company's limited operating history and lack of current revenue stream we report our financial statements pursuant to FASB statement number 7, which focuses on development stage companies.  Users of the financial statements should be familiar with these statements and its effect on the financial statements.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board ("FASB") issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements.  The standard is effective for interim and annual periods beginning after December 15, 2011.  Early adoption is not permitted.  The Company does not expect the adoption of this accounting guidance to have a material impact on its financial statements and related disclosures.

The Company does not expect that adoption of recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

Note 4 - Going Concern

First State Capital Investments, Incorporated does not meet the test of "going concern;" instead the corporation was formed to pursue a business combination with target business opportunity yet to be finalized and to provide a method for a domestic or foreign private company to become a reporting company whose securities may qualify for trading in the United States secondary market.  As of this date the Company has not finalized a business combination and there can be no assurances that we will be successful in locating or negotiating with any target business opportunity and, as such, the Company has been in the developmental stage since inception and have no other operations to date other than issuing shares to our original shareholders (incorporators).  The Company’s financial statements have been prepared on a development stage company basis.  Substantial doubt exists as to the Company’s ability to continue as a going concern.  No adjustment has been made to these financial statements for the outcome of this uncertainty.

Note 5 - Income Tax

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred no revenue, no expenses and no loses from inception.

At February 29, 2012, the Company had no net operating loss carry forward for federal income tax purposes.  Because the Company has no operations, no revenue, no expenses and no profits (losses), the Company has no State of Delaware income tax liability.

The Company has no deferred tax assets or liabilities as of February 29, 2012.

Realization of deferred tax assets is not practical until subsequent to a business combination with target business opportunity, and such a target business opportunity has yet to be finalized.

Note 6 - Share Capital

On February 27, 2012, First State Capital Investments, Incorporated issued 100,000 shares of its Common Stock, par value $0.001, to Media Services, Incorporated, incorporator, in exchange for $100.

On February 27, 2012, First State Capital Investments, Incorporated issued 100,000 shares of Common Stock, par value $0.001, to Enterprise Creations, LLC, incorporator, in exchange for $100.

On February 29, 2012, the Company's stock register reports a total 200,000 shares of Common Stock, par value $0.001, outstanding, with 100,000 shares held and owned by Media Services, Incorporated, incorporator and 100,000 shares held and owned by Enterprise Creations, LLC, incorporator.

Note 7 - Related Party Transactions

On February 27, 2012, First State Capital Investments, Incorporated issued 100,000 shares of its Common Stock, par value $0.001, to Media Services, Incorporated, incorporator, in exchange for $100.

On February 27, 2012, First State Capital Investments, Incorporated issued 100,000 shares of Common Stock, par value $0.001, to Enterprise Creations, LLC, incorporator, in exchange for $100.

Note 8 - Preferred Stock

The Company's Certificate of Incorporation authorize 50,000,000 shares of Preferred Stock, par value $0.001.  The Company's Preferred Stock has not been registered with the SEC.

The Company has not issued any shares of Preferred Stock.

Item 14.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.  M&K CPAS , PLLC has been engaged by the Company to audit the initial period ended February 29, 2012.  The decision to hire M&K CPAS, PLLC was approved by the Company's Board of Directors.

Item 15.

Financial Statements and Exhibits

Financial Statements

The Company’s Financial Statements are listed in Item 13, Financial Statements and Supplementary Date beginning on page 19, Table F-1.

Exhibit Index

Exhibit Number

Exhibit Description

3(i)

Certificate of Incorporation

3(ii)

Corporate By-laws

23

Consent of M&K CPAS, PLLC

SIGNATURES

The Company acknowledges that:

1. The Company is responsible for the adequacy and accuracy of the disclosure contained in this filing, and

2. SEC staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing, and

3. The Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST STATE CAPITAL INVESTMENTS, INCORPORATED

By: s/s Sallye W. Soltner

Name: Sallye W. Soltner

Title: Chief Executive Officer

Date: June 25, 2012

By: /s/ William D. Kyle

Name: William D. Kyle

Title: Chief Financial Officer

Date: June 25, 2012